Exhibit 21.1
Subsidiaries of First Interstate BancSystem, Inc.

State of Incorporation or
Subsidiary	Jurisdiction of Organization	Business Name
First Interstate Bank	Montana	First Interstate Bank

First Western Bank	South Dakota	First Western Bank

The First Western Bank Sturgis	South Dakota	The First Western Bank Sturgis

i_Tech Corporation	Montana	i_Tech Corporation

First Western Data, Inc.	South Dakota	First Western Data, Inc.

First Interstate Statutory Trust	Delaware	First Interstate Statutory Trust

FI Statutory Trust I	Delaware	FI Statutory Trust I

FI Capital Trust II	Delaware	FI Capital Trust II

FI Statutory Trust III	Delaware	FI Statutory Trust III

FI Capital Trust IV	Delaware	FI Capital Trust IV

FI Statutory Trust V	Delaware	FI Statutory Trust V

FI Statutory Trust VI	Delaware	FI Statutory Trust VI

Commerce Financial, Inc.	Montana	Commerce Financial, Inc.

FI Reinsurance, Ltd.	Nevis Island, West Indies	FI Reinsurance, Ltd.

First Interstate Insurance Agency, Inc.	Montana	First Interstate Insurance Agency, Inc.

FIBCT, LLC	Montana	Crytech

FIB, LLC	Montana	FIB, LLC